Exhibit 10.9

Security Agreement

THIS SECURITY AND PLEDGE AGREEMENT (the "Agreement"), dated as of the 18th day of March, 2014 by and between MassRoots, Inc., a Delaware corporation (hereinafter called "Debtor"), and [_____] (the "Secured Party"), as the holder of the Note (as defined below).

1.                   Security Interest. For value received, Debtor hereby sells, transfers, conveys, sets over, delivers, bargains, pledges, assigns and grants to Secured Party, upon the terms and conditions of this Agreement, a security interest in and to any and all present or future rights of Debtor in and to all of the following rights, interests and property (all of the following being herein sometimes called the "Pledged Collateral"):

(a)     all fixtures and personal property of every kind and nature including all accounts, goods (including inventory and equipment), documents (including, if applicable, electronic documents), instruments, promissory notes, chattel paper (whether tangible or electronic), letters of credit, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), securities and all other investment property, money, deposit accounts, and any other contract rights or rights to the payment of money; and

(b)     all Proceeds and products of each of the foregoing Pledged Collateral.

All capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings given them in the Delaware Uniform Commercial Code.

2.                   Debenture. This Agreement is being executed and delivered pursuant to the terms, conditions and requirements of the Debenture Agreement, dated of even date herewith.. The security interests herein granted ("Security Interests") shall secure full payment and performance of: (a) that certain Debenture of even date herewith in the principal amount of $[___________], made by Debtor and payable to the order of Secured Party (such Debenture Agreement and any modification, renewal, extension or substitution thereof being herein sometimes collectively referred to as the "Notes" and individually as the "Note"); and (b) the due and punctual observance and performance of each and every agreement, covenant and condition on Debtor's part to be observed or performed under this Agreement and the Note (all of which debts, duties, liabilities and obligations hereinbefore described and covered by this Agreement and the Note are hereinafter referred to as the "Obligation").

3.                   Priority. Debtor represents and warrants that the Security Interests are the most senior lien to which such Pledged Collateral is subject (subject only to liens permitted under the Note).

4.                   Representations, Warranties and Covenants. The Debtor hereby represents and warrants to Secured Party and covenants for the benefit of Secured Party as follows:

(a)     Debtor is the sole legal and equitable owner of the Pledged Collateral free from any adverse claim, lien, security interest, encumbrance or other right, title or interest of any person, except for the security interest created hereby. Debtor has the right and power to grant a security interest in the Pledged Collateral to Secured Party without the consent of any other person, and Debtor shall at his expense defend the Pledged Collateral against all claims and demands of all persons at any time claiming the Pledged Collateral or any interest therein adverse to Secured Party. So long as any Obligation to the Secured Party pursuant to the Note is outstanding, Debtor will not without the prior written consent of Secured Party grant to any person a security interest in any of the Pledged Collateral or permit any lien or encumbrance to attach to any of the Pledged Collateral, or suffer or permit any levy or garnishment, or attachment to be made on any part of the Pledged Collateral, or permit any financing statement to reflect an interest in any part of the Pledged Collateral, except that of Secured Party, to be on file with respect thereto.

5.                   Debtor's Obligations.

(a)                 So long as the Note is outstanding, Debtor covenants and agrees with Secured Party (a) not to permit any material part of the Pledged Collateral to be levied upon under any legal process; without the prior written consent of Secured Party; (b) to comply with all applicable federal, state and local statutes, laws, rules and regulations, the noncompliance with which would have a material and adverse effect on the value of the Pledged Collateral; and (c) to pay all taxes accruing after the Closing Date which constitute, or may constitute, a lien against the Pledged Collateral, prior to the date when penalties or interest would attach to such taxes; provided, that Debtor may contest any such tax claim if done diligently and in good faith.

(b)                 The Debtor shall, from time to time, as may be required by the Secured Party with respect to all Pledged Collateral, take all actions as may be requested by the Secured Party to perfect the security interest of the Secured Party in the Pledged Collateral, including, without limitation, with respect to all Pledged Collateral over which control may be obtained within the meaning of sections 8-106, 9-104, 9-105, 9-106 and 9-107 of the UCC, as applicable, the Debtor shall take all actions as may be requested from time to time by the Secured Party so that control of such Pledged Collateral is obtained and at all times held by the Secured Party.

6.                   Event of Default. As used herein, the term "Event of Default" shall include any or all of the following if same exist on the 15th calendar day after written notice by Secured Party to Debtor which certifies such default:

(a)     The assignment, voluntary or involuntary conveyance of legal or beneficial interest, mortgage, pledge or grant of a security interest in any material part of the Pledged Collateral in violation of this Agreement; or

(b)     The filing or issuance of a notice of any lien, warrant for distraint or notice of levy for taxes or assessment against the Pledged Collateral (except for those which are being contested in good faith and for which adequate reserves have been created); or

(c)     Nonpayment of any installment of principal upon the date same shall be due and payable under the terms of the Note; or

(d)     The adjudication of Debtor as bankrupt, or the taking of any voluntary action by Debtor or any involuntary action against Debtor seeking an adjudication of Debtor as bankrupt, or seeking relief by or against Debtor under any provision of the Bankruptcy Code.

7.                   Remedies. Upon the occurrence and during the continuation of an Event of Default as defined herein, in addition to any and all other rights and remedies which Secured Party may then have hereunder or under the Note, under the Uniform Commercial Code of the State of Delaware or of any other pertinent jurisdiction (the "Code"), or otherwise, Secured Party may, at its Option: (a) reduce its claim to judgment or foreclosure or otherwise enforce the Security Interests, in whole or in part, by any available judicial procedure; (b) sell, or otherwise dispose of, at the office of Secured Party, or elsewhere, all or any part of the Pledged Collateral, and any such sale or other disposition may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Pledged Collateral shall not exhaust the Secured Party's power of sale, but sales may be made from time to time, and at any time, until all of the Pledged Collateral has been sold or until the Obligation has been paid and performed in full); (c) at its discretion, retain the Pledged Collateral in satisfaction of the Obligation whenever the circumstances are such that Secured Party is entitled to do so under the Code or otherwise; and (d) exercise any and all other rights, remedies and privileges it may have under the Note and the other documents defining the Obligation.

8.                   Application of Proceeds by Secured Party. Any and all proceeds ever received by Secured Party from any sale or other disposition of the Pledged Collateral, or any part thereof, or the exercise of any other remedy pursuant hereto shall be applied by Secured Party to the Obligation in such order and manner as Secured Party, in its sole discretion, may deem appropriate, notwithstanding any directions or instructions to the contrary by Debtor; provided that (a) the proceeds and/or accounts shall be applied toward satisfaction of the Obligation; and (b) if such proceeds and/or accounts are not sufficient to pay the Obligation in full, Debtor shall remain liable to Secured Party for the deficiency. Any proceeds received by Secured Party under this Agreement in excess of those necessary to fully and completely satisfy the Obligation (as well as Secured Party's costs and expenses incurred in connection with its exercise of remedies hereunder) shall be distributed to Debtor.

9.                   Notice of Sale. Reasonable notification of the time and place of any public sale of the Pledged Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Pledged Collateral is to be made, shall be sent to Debtor and to any other persons entitled under the Code to notice; provided, that if any of the Pledged Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party may sell, pledge, assign or otherwise dispose of the Pledged Collateral without notification, advertisement or other notice of any kind. It is agreed that notice sent or given not less than fifteen (15) calendar days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purpose of this paragraph.

10.                Delivery of Notices. Any notice or demand required to be given hereunder shall be in writing and shall be deemed to have been duly given and received, if given by hand, when a writing containing such notice is received by the entity or person to whom addressed or, is given by mail, two (2) business days after a certified or registered letter containing such notice, with postage prepaid, is deposited in the United States mails, addressed to:

If to Secured Party:

[inset name and address]

If to Debtor:

MassRoots, Inc.

Ste. 370 #150

6525 Gunpark Drive

Boulder, CO 80301

Any such address may be changed from time to time by serving notice to the other party as above provided. A business day shall mean a day of the week which is not a Saturday or Sunday or a holiday recognized by national banking associations.

11.                Binding Effect. This Agreement shall be binding upon Debtor, his heirs, successors, assigns, executors, administrators, and personal or legal representatives, and shall inure to the benefit of Secured Party, its successors and assigns.

12.                Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware

13.                Severability. In the event that any one or more of the provisions contained in this Agreement are held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

[Signatures on Following Page]

EXECUTED as of the day and year first herein set forth.

SECURED PARTY:

[__________________________]

By:
Name:

Title:

DEBTOR:
MassRoots, Inc.

By:
Name: Issac Dietrich

Title: CEO